Exhibit 99.1

Envirotech Vehicles (NASDAQ: EVTV) Closes Merger with Azio AI Ahead of Schedule, Positioning Combined Company to Capture $487 Billion 2026 AI Infrastructure Opportunity

Revised transaction structure enables immediate closing, accelerating the Company's strategic pivot toward AI data centers, enterprise GPU compute, and digital power infrastructure.

HOUSTON, Texas — July 7, 2026 — Envirotech Vehicles, Inc. (NASDAQ: EVTV) (“EVTV” or the “Company”) today announced the successful completion of its merger with Azio AI Corporation (“Azio AI”) on July 2, 2026, paving the way for the Company to transform to an AI Datacenter Provider and meeting the growing market demand for artificial intelligence (“AI”) infrastructure, enterprise GPU compute, digital power solutions, data center development, and digital asset infrastructure; a market that the International Data Corporation (IDC) projects will reach $487 billion in global spending in 2026 and exceed $1 trillion by 2029.1 The transaction marks a defining milestone in the Company’s strategic transformation and establishes the foundation for its next phase of commercial execution and long-term growth.

The parties amended the proposed transaction structure to expedite the closing timeline, allowing the combined company to begin operating as a fully integrated public company significantly sooner than originally anticipated. The accelerated closing enables management to immediately focus on commercialization across its expanding AI Datacenter strategy.

With the merger complete and the combined company operating as one organization, management is now fully focused on commercial execution, infrastructure deployment, strategic growth initiatives, and creating long-term shareholder value.

Over the past several months, the Company advanced development activities at its South Texas site and deployed six megawatts of off-grid power for its modular data centers. The Company further secured rights to a 548-acre site with the capacity to scale up to 500 MW, supporting the future development of AI hyperscale data centers.

Management believes these achievements demonstrate that the combined company is entering its next phase with meaningful operational momentum already in place rather than beginning from a standing start. Infrastructure deployment is underway, customer commitments have already been established, commercial execution is actively progressing, and the Company’s corporate structure is now aligned with an operating platform built to support long-term expansion.

1 Source: International Data Corporation (IDC), "AI Infrastructure Spending Caps Historic Year at ~$90 Billion in Q4 2025; 2029 Spending to Eclipse $1 Trillion," April 16, 2026. The Company has not independently verified the data or projections contained in this report, and there can be no assurance that the projections will be realized.

The completion of the merger comes at a time when investment in AI infrastructure continues to accelerate globally as enterprises increasingly require access to high-performance computing resources, GPU infrastructure, and scalable digital power solutions. Management believes the combined company is well positioned to capitalize on these long-term industry trends through a diversified infrastructure strategy designed to monetize power assets across multiple complementary revenue streams, including AI data centers, enterprise compute infrastructure, power hosting, and digital asset mining operations.

Following the closing of the transaction, the Company intends to continue expanding its AI Infrastructure strategy through AI data center development, enterprise GPU compute solutions, power hosting services, digital asset mining operations, strategic infrastructure investments, and additional commercial partnerships designed to maximize utilization of its power resources while creating multiple long-term revenue opportunities.

In connection with the closing of the merger, Phillip Oldridge has stepped down as Chief Executive Officer. Jason Maddox vacates the President position and is now the Chief Financial Officer. The Company’s Board of Directors appointed Simon Yu as President and Chris Young as Chief Executive Officer, effective immediately.

Mr. Yu is a serial entrepreneur and public markets operator with almost a decade of experience taking companies public, executing capital raises, and scaling businesses. He has previously served in founder, C-suite, and board roles at three publicly traded companies, two of which reached market capitalizations in excess of $1 billion. Mr. Yu has led legal, accounting, and advisory teams through Regulation A+ Tier 2 offerings, PCAOB audits, and public company reporting, alongside leading M&A transactions. As an active early-stage venture investor, he has evaluated investment opportunities across artificial intelligence, SaaS, and B2B technology.

Mr. Young brings extensive experience in launching and leading public companies and investing in and advising emerging technology companies, with a particular focus on artificial intelligence, software innovation, and strategic growth initiatives. Prior to joining EVTV, he served as Chief Executive Officer of Clubhouse Media Group, a publicly traded social media company and an Entrepreneur in Residence at Amplify, where he worked alongside founders and venture-backed technology companies to accelerate commercialization and support the development of high-growth technology businesses.

“Today’s announcement represents far more than the completion of a merger—it marks the beginning of our next chapter,” said Chris Young, Chief Executive Officer of EVTV. “Over the past several months, our teams have been building the operational foundation of this business while simultaneously working toward completing this transaction. With the merger now finalized, we move forward as one company with one leadership team and one strategy, focused on executing against the opportunities in front of us. We believe demand for AI infrastructure, enterprise compute, and digital infrastructure will continue expanding for years to come. Our objective is to build a scalable platform capable of serving that demand while creating long-term value for our shareholders.”

Jason Maddox, Chief Financial Officer of EVTV, added, “Completing this transaction under the amended merger structure allows us to immediately focus on execution. We have already established meaningful operational momentum, and we believe operating as a unified public company enhances our ability to deploy infrastructure, serve customers, pursue strategic growth opportunities, and continue building long-term shareholder value.”

The transaction establishes a unified operating platform designed to support the Company’s long-term growth strategy through continued investment in AI infrastructure, enterprise computing, digital power assets, and digital infrastructure development. Management believes the completion of the merger provides the operational and organizational foundation necessary to pursue the next phase of commercialization while expanding its presence across some of the fastest-growing sectors of the global technology market.

Transaction and Operational Highlights

●	Successfully completed the merger with Azio AI pursuant to an amended and restated merger agreement.
●	Approximately six megawatts of off-grid digital infrastructure deployed at the Company’s South Texas development site.
●	Development footprint exceeding 548 acres with the potential to support up to 500 MW of AI infrastructure capacity.
●	Combined company positioned to accelerate commercialization across AI infrastructure, enterprise GPU compute, digital power solutions, and digital asset mining operations.
●

Merger consideration consisted of 2,655,157 shares of common stock and 973,450 shares of non-voting convertible preferred stock in exchange for 100% of outstanding capital stock of Azio AI, of which 194,807 shares of common stock were reserved for convertible notes of Azio AI assumed by the Company upon closing.

●	Each share of preferred stock convertible into 100 shares of Company common stock subject to stockholder approval.

●	Chris Young appointed Chief Executive Officer and Chairman of the Board.
●	Simon Yu appointed President.
●	Jason Maddox appointed Chief Financial Officer.
●	Phillip Oldridge stepped down as Chief Executive Officer.

About Envirotech Vehicles, Inc.

Envirotech Vehicles, Inc. (NASDAQ: EVTV) is a technology infrastructure company focused on developing, owning, and operating artificial intelligence data centers, enterprise GPU compute infrastructure, digital power solutions, and digital asset mining operations. Following its acquisition of Azio AI, the Company operates an integrated AI infrastructure business encompassing AI data center development, the sale and distribution of enterprise GPU systems and server infrastructure, high-performance computing solutions, power hosting, and strategic technology investments, serving enterprise and institutional customers across domestic and international markets. Through this diversified AI infrastructure strategy, the Company is positioned to capitalize on the rapidly expanding global demand for AI infrastructure, compute capacity, digital power, and next-generation AI technologies.

For more information please visit: www.azioai.ai and for potential partnerships contact: AI@PhoenixMGMTconsulting.com

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. In some cases, you can identify forward-looking statements by words such as “may,” “will,” “could,” “expect,” “anticipate,” “believe,” “estimate,” “project,” “intend,” “continue,” “potential,” “ongoing,” or the negative of these terms or other comparable terminology, although not all forward-looking statements contain these words. Forward-looking statements include statements regarding the Company's ability to capitalize on accelerating demand for AI infrastructure, enterprise GPU compute, digital power solutions, data center development, and digital asset infrastructure; the Company's plans to continue expanding its digital infrastructure platform through AI data center development, enterprise GPU compute solutions, power hosting services, digital asset mining operations, strategic infrastructure investments, and additional commercial partnerships; the Company's ability to maximize utilization of its power resources while creating multiple long-term revenue opportunities; the ability to continue deploying modular digital infrastructure at the Company's South Texas site; the anticipated deployment and scaling of NVIDIA B200 and B300 GPU systems; the ability to advance and execute against the Company's commercial infrastructure pipeline; the anticipated development of the Company's footprint; the ability to monetize power assets across multiple complementary revenue streams, including AI data centers, enterprise compute infrastructure, power hosting, and digital asset mining operations; customer demand for AI infrastructure, enterprise compute, and digital infrastructure; the Company's ability to build a scalable platform designed to serve that demand and create long-term shareholder value; and the Company's broader business strategy and long-term growth objectives.

These statements are based on current expectations and assumptions that involve risks and uncertainties that could cause actual results to differ materially. Most of these factors are outside the Company's control and are difficult to predict. Factors that may affect actual results include, but are not limited to, the Company's limited operating history within AI infrastructure and compute operations, project scope, engineering challenges, supply chain constraints, installation timelines, energy availability, finalization of site usage rights, regulatory considerations, equipment performance, ability to raise capital required for expansion activities, changes in digital asset markets, evolving compute demand, market conditions, the Company's ability to successfully integrate the combined business following the completion of the merger, the risk that the anticipated benefits and synergies of the merger are not realized, the risk of unexpected costs, charges, or expenses resulting from or relating to the merger, potential adverse reactions or changes to business relationships resulting from the completion of the merger, risks related to the diversion of management's attention from ongoing business operations during the post-closing integration period, the risk that required stockholder approval for the conversion of preferred stock issued in the merger as required by rules of The Nasdaq Stock Market LLC (the “Conversion Proposal”) is not obtained, and additional risks and uncertainties described in the Company's most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q filed with the SEC, which are available at www.sec.gov. The Company undertakes no obligation to update forward-looking statements except as required by law.

Important Information About the Merger and Where to Find it

The Company expects to file a proxy statement with the SEC relating to the Conversion Proposal. The definitive proxy statement will be sent to all Company stockholders. Before making any voting decision, investors and securityholders of the Company are urged to read the proxy statement and all other relevant documents filed or that will be filed with the SEC in connection with the Conversion Proposal as they become available because they will contain important information about the amended and restated merger agreement between the parties and the related transactions and the Conversion Proposal to be voted upon by the Company’s stockholders. Investors and securityholders will be able to obtain free copies of the proxy statement and all other relevant documents filed or that will be filed with the SEC by the Company through the website maintained by the SEC at www.sec.gov.

Participants in the Solicitation

The Company and its directors and executive officers may be considered participants in the solicitation of proxies from EVTV's stockholders with respect to the Conversion Proposal under the rules of the SEC. Information about the directors and executive officers of EVTV is set forth in its Annual Report on Form 10-K for the year ended December 31, 2025, which was filed with the SEC on April 13, 2026, and in subsequent Quarterly Reports on Form 10-Q and other documents filed by the Company from time to time with the SEC. Additional information regarding the persons who may be deemed participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will also be included in the proxy statement, and other relevant materials to be filed with the SEC when they become available. You may obtain free copies of these documents as described above.

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